UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2022 (January 27, 2022)

DAVE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40161	86-1481509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 N. San Vicente Blvd. 900W

West Hollywood, CA 90069

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 857-3283

1265 South Cochran Avenue

Los Angeles, CA 90069

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	DAVE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	DAVEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On January 31, 2022, the Board of Directors (the “Board”) of Dave Inc. (the “Company”) appointed Michael Pope to the Board. Mr. Pope will serve for a term continuing until the Company’s 2022 annual meeting of stockholders and until his successor has been duly elected and qualified, or until his earlier resignation or removal. The Board also appointed Mr. Pope to serve on the Audit Committee of the Board (the “Audit Committee”) and as the chairperson of the Audit Committee. The Board has affirmatively determined that Mr. Pope qualifies as an “independent director” under the applicable Nasdaq Stock Market rules, meets the heightened independence criteria required of audit committee members, and qualifies as an audit committee financial expert.

Mr. Pope served as Chief Financial Officer and Senior Vice President at Shutterfly, Inc. from October 2015 until his retirement in November 2019. He has over 25 years of financial experience having served as Chief Financial Officer at numerous technology companies, including Clean Power Finance, Inc., MarketTools Inc., Network General Corporation, DigitalThink, Inc. and Dionex Corporation. He previously served as a member of the board of directors and audit committee chairman at both Arlo Technologies, Inc. and Dionex Corporation.

Mr. Pope will receive compensation for Board and Board committee service in accordance with the compensation policy for non-employee directors described below, prorated in the case of cash compensation based on his initial appointment date. In addition, Mr. Pope will enter into the Company’s standard form of indemnification agreement.

There are no arrangements or understandings between Mr. Pope and any other person pursuant to which he was appointed as a director of the Company, and there is no family relationship between Mr. Pope and any of the Company’s other directors or executive officers. In addition, Mr. Pope does not have an interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1934, as amended (the “Exchange Act”).

A copy of the press release announcing the appointment of Mr. Pope is attached hereto as Exhibit 99.1.

Director Resignation

On January 27, 2022, Charles “Skip” Paul, a director of the Company, informed the Board of his resignation from the Board and Audit Committee, effective immediately. Mr. Paul’s decision to resign was not related to any disagreement with the Company on any matter relating to its operations, policies or practices. The Board filled the vacancy created by Mr. Paul’s resignation with the appointment of Mr. Pope and the size of the Board remains at five directors following Mr. Pope’s appointment.

Approval of Non-Employee Director Compensation Policy

On January 31, 2022, the Board, upon recommendation by the Compensation Committee of the Board (the “Compensation Committee”), approved and adopted a director compensation policy, which sets forth the terms upon which non-employee directors (“outside directors”) are compensated for their Board service.

The outside director compensation is in the form of (i) annual cash retainers, payable in arrears in equal quarterly installments following the end of each fiscal quarter in which the service occurred, and (ii) equity awards, which are granted under the Dave Inc. 2021 Equity Incentive Plan (the “Plan”) or any successor equity plan adopted by the Board and Company stockholders as follows:

Annual Board Member Service Retainer

•	All Outside Directors: $35,000

•	Outside Director serving as Chairperson: $35,000 (in addition to above)

•	Outside Director serving as Lead Independent Director: $20,000 (in addition to above)

Annual Committee Member Service Retainer

•	Member of the Audit Committee: $10,000

•	Member of the Compensation Committee: $7,000

•	Member of the Nominating and Corporate Governance Committee: $4,000

Annual Committee Chair Service Retainer (in lieu of Annual Committee Member Service Retainer)

•	Chairperson of the Audit Committee: $20,000

•	Chairperson of the Compensation Committee: $14,000

•	Chairperson of the Nominating and Corporate Governance Committee: $8,000

Equity Compensation

•

Upon initial election or appointment to the Board, a restricted stock unit award, as determined by the Board, with a grant date value of $330,000, which will vest in three equal annual installments beginning on the first anniversary of the date of grant, subject to the non-employee director’s continuous service through each applicable vesting date (provided no grants shall be made prior to the filing of a Form S-8 to register the shares to be issued under the plan); and

•

At each annual stockholder meeting following the non-employee director’s appointment to the Board and such director’s service on the Board since December 31st of the calendar year prior to such annual meeting, an additional restricted stock unit award, as determined by the Board, with a grant date value of $165,000, which will vest in full upon the earlier of the first anniversary of the date of grant or the next annual stockholder meeting, prorated for partial quarters of service (including the initial quarter of service) and subject to the non-employee director’s continuous service through the applicable vesting date.

Notwithstanding the foregoing, for each non-employee director who remains in continuous service as a member of the Board until immediately prior to the consummation of a “change in control” (as defined in the Plan), any unvested portion of an equity award granted in consideration of such non-employee director’s service as a member of the Board will vest in full immediately prior to, and contingent upon, the consummation of such change in control.

The Board will also have discretion to grant additional equity awards to certain outside directors for services to the Company that exceed the standard expectations for an outside director or for other circumstances determined to be appropriate by the Board. The Company will also reimburse directors for their reasonable out-of-pocket expenses in connection with attending board and committee meetings.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Dave Inc. Director Compensation Policy, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Kyle Beilman Employment Agreement

On January 31, 2022, the Company entered into an amended and restated employment agreement with Kyle Beilman, its Chief Financial Officer, effective January 4, 2021, pursuant to which Mr. Beilman is entitled to an annual base salary of $425,000 per year and an initial annual target cash incentive bonus of up to 75% of his base salary, based upon the achievement of certain objective or subjective criteria determined by the Board, the Compensation Committee, or a delegate thereof.

Mr. Beilman is also eligible to receive restricted stock units (“RSUs”) with a grant date fair market value of $12 million, subject to approval by the Board, the Compensation Committee or a delegate thereof. The RSUs will be settled in shares of the Company’s common stock with the number of shares being determined based on the 30 day trailing average stock price of a share of Common Stock in the 30 day period prior to the date of grant. Subject to any acceleration rights Mr. Beilman may have, the RSUs will vest as to 3/16th of the shares subject to the RSU award on March 1, 2022 and 1/16th of the shares will vest on each three-month anniversary thereafter and will become fully vested on June 1, 2025, subject to Mr. Beilman continuing to provide services to the Company through each vesting date. He will also be entitled to reimbursement for legal fees incurred in negotiating his agreement up to a maximum amount of $20,000.

Mr. Beilman is eligible to participate in the Company’s employee benefits plans maintained by the Company and generally made available to similarly situated employees. Mr. Beilman’s employment is “at will” and may be terminated by either party at any time.

If Mr. Beilman’s employment is terminated by the Company without “cause” (as such term is defined in his employment agreement), he will be entitled to (i) semi-monthly continuing payments of severance pay at a rate equal to his base salary, payable over a 12-month period from the date of his termination and (ii) reimbursements equal to the portion of the monthly health premiums paid by the Company on his behalf and that of his eligible dependents immediately preceding the date that his employment terminates until the earlier of (a) 12 months following the date of termination and (b) the date that Mr. Beilman and his eligible dependents become ineligible for COBRA coverage.

In addition, Mr. Beilman’s employment agreement provides that if his employment is terminated by Dave without “cause” or by Mr. Beilman for “good reason” (as such terms are defined in his employment agreement) in the period beginning three months prior to and ending 12 months following a “change in control” (as defined in his employment agreement) and Mr. Beilman executes a release of claims, he will be entitled to receive (i) a lump sum payment in the aggregate amount of 12 months of his base salary and the product of his cash incentive bonus and his base salary, in each case, as in effect immediately prior to the date of the termination of employment, and (ii) reimbursements equal to the portion of the monthly health premiums paid by the Company on his and his eligible dependents’ behalf immediately preceding the date that his employment terminates until the earlier of (a) 12 months following the date of termination and (b) the date that Mr. Beilman and his eligible dependents become ineligible for COBRA coverage, and his outstanding unvested equity awards will vest in full.

Mr. Beilman will continue to be employed by the Company under the terms of his amended and restated employment agreement with Dave.

Item 7.01	Regulation FD Disclosure.

The press release announcing the appointment of Mr. Pope to the Board is furnished as Exhibit 99.1 and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Director Compensation Policy.

10.2	Employment Agreement dated January 31, 2022 by and between the Company and Kyle Beilman

99.1	Press Release dated February 1, 2022.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2022	Dave Inc.

	By:	/s/ John Ricci
	Name:	John Ricci
	Title:	General Counsel